UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         Current Report

               Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934



Date of Report:                    July 11, 2000

                      WESTVACO CORPORATION
     (Exact Name of Registrant as Specified in Its Charter)


 DELAWARE                    1-3013               13-1466285
(State or other)           (Commission         (I.R.S. Employer
 jurisdiction               File Number)        Identification No.)
 ofincorporation)


     299 PARK AVENUE, NEW YORK, NEW YORK     10171
                                           (Zip Code)



  Registrant's telephone number, including area code  (212)  688-5000



ITEM 5.   OTHER EVENTS

     Westvaco issued a news release on July 11, 2000, announcing it completed its previously announced acquisition of IMPAC Group, Inc., a leading global supplier of innovative packaging and printing solutions to consumer markets including entertainment, cosmetics and health and beauty aids. A copy of the news release is filed as Exhibit 99.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

 Exhibit 99 News release issued by the Company on July 11, 2000




                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               WESTVACO CORPORATION

                               By _______________________
                                    John W. Hetherington
                                    Vice President and Secretary

Date:  July 11, 2000

                          EXHIBIT INDEX

                                                             Page No.

Exhibit 99 News release issued by the Company on July 11, 2000  3



                                              EXHIBIT 99



Media Contact:                William P. Fuller III (212) 318-5250
Investor Relations Contact:   Roger A. Holmes       (212) 318-5288

         WESTVACO COMPLETES ACQUISITION OF IMPAC GROUP, INC.
     NEW YORK, NY (July 11, 2000) Westvaco Corporation (NYSE: W) today completed its previously announced acquisition of IMPAC Group, Inc., a leading global supplier of innovative packaging and printing solutions to consumer markets including entertainment, cosmetics and health and beauty aids.

    "IMPAC significantly broadens our packaging solutions capabilities, both in terms of geographic reach and product lines," said John A. Luke, Jr., Chairman and CEO of Westvaco. "With IMPAC, our portfolio of paperboard packaging expands, and we add new innovative products made from paperboard and plastic as well as combinations of the two materials. We see many opportunities to leverage the combined strengths of our now larger consumer packaging business."

     IMPAC is Westvaco's latest initiative to achieve growth in global packaging. In 1999, following a strategic review, the company created its Packaging Resources Group. In December it acquired a modern bleached paperboard mill in Evadale, TX, and in January of 2000, acquired Mebane Packaging Group, Inc., a leading U.S. supplier of packaging for pharmaceutical, health care and personal care products.

     IMPAC is a leading supplier to North American and European audio and multimedia entertainment markets and the North American cosmetics and personal care markets. Its entertainment products include printed paper inserts for CD and DVD packaging as well as paperboard folding cartons and a wide variety of specialty packaging for music, home movie and video game products. Cosmetics and personal care packaging includes paperboard, plastic and windowed folding cartons and rigid paperboard set-up boxes. IMPAC also produces litho-laminated fluted packaging for computer software, consumer electronics and specialty liquors. Examples of IMPAC's proprietary products include its globally licensed Digipak CD package and its Klearfold plastic folding cartons that can be printed with high-quality graphics.

     IMPAC operates seven production facilities and one fulfillment center in the United States and a total of 12 production facilities in Austria, Ireland, The Netherlands and the United Kingdom. Westvaco's other consumer packaging operations include eight plants in the United States, Brazil, China and the Czech Republic and seven additional plants in the eastern United States and Puerto Rico as part of its Mebane operations.

     IMPAC has pro forma annual revenues of approximately $332 million after adjustment for recent acquisitions. Westvaco expects the acquisition to be immediately accretive to earnings.

Westvaco Corporation (www.westvaco.com), headquartered in New York, NY, is a major producer of packaging, paper and specialty chemicals. The company serves customers in more than 70 countries with operations in the United States, South America, Asia and Europe.


Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.
Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company, or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed in or implied by the forward-looking statements include, but are not limited to, competitive pricing for the company's products; changes in raw materials, energy and other costs; technological developments; fluctuations in demand and changes in production capacities; changes in economic growth in the U.S. and international economies, especially in Asia and Brazil; government policies and regulations, including but not limited to those affecting the environment and the tobacco industry; and currency movements.